COMMERCIAL PROPERTY LEASE

"This is a legally binding contract. If not understood, seek competent legal advice."

This lease is made between Kodiak Investment Group LLC, PO Box 2067, Mesquite, NV 89024, herein referred to as Lessor, and, **Wild Earth Naturals Inc.** of St. George, Utah with David Tobias as the Primary, herein referred to as Lessee.

Lessor hereby leases to lessee and lessee hereby rents the building known as: 1646 West Pioneer suite 120. Referred to below as the building, the same constituting a portion (unit) of approximately **908 square feet (1631 sqft in an option).**

Unit is leased for a term of 6 months, with options to extend 12 months each option. In the event additional options to extend are not agreed upon, then Lease will be deemed a month-to-month lease thereafter or until cancelled, upon 30 days prior notice by either party.

The **BASE monthly rent shall be $.75 per square foot for 908sqft ($681.00), this is only the front part of the unit. This lease has an option that will allow Wild Earth Naturals Inc. to lease the rest of the unit (2531 sqft total, 1631 additional) at a rate of $.55/sqft or $1392.00.**

In addition to the monthly rent cam fees will be assessed @ $.10/sqft. 681.00 Rent $90.80 CAMS $771.80

Additional Tenant Improvements that may be required by Lessee shall be paid by the Lessee and administered under a separate "Agreement to Construct" which shall be executed once tenant improvement plans are completed and accepted by both parties.

Lessee shall pay rent, and any additional rental as provided below, to lessor at lessor's above stated address, or at such other place as lessor may designate in writing, without demand.

The base rent shall be payable in monthly payments, in advance, on the first day of each calendar month during the term. If the initial or final month of the term is less than a calendar month, base rent for such partial month shall be prorated at the rate of one-thirtieth of the monthly base rent for each day.

First and Last Month's rent shall be due upon the starting date of this contract and shall be prorated in the event rental term starts on a day other than the first day of the month.

Interest on late payments: Any installment of rent not paid when due and payable shall bear interest at the lease interest rate from the date due until paid. Payments are deemed late if not paid on the 10th day of the month in which rent is due and payable.

Lessee shall use and occupy the premises as **Wild Earth Naturals Inc.** with affiliate personnel, for the purpose of manufacturing lotions and other associated health care products. Lessor represents that the premises may be lawfully used for such purpose. No smoking allowed in the premises or other portions of the building. Tenant shall not install, use,

generate, store or dispose of in or about the premises any hazardous substance, toxic chemicals, pollutants, or other material.

Lessee acknowledges that building 1668 West Pioneer, resides within the Cimarron Business Park, Mesquite, NV, and all tenants of building are subject to governing CCR's and associated owners associations.

Lessor is an active real estate licensee in the state of Nevada.

All managing members of the business entity which are acting as Lessee's shall be responsible to execute and deliver a personal guarantee, based on the terms and conditions of the Lease.

Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the premises, conform to all laws, orders and regulations of the federal, state, and municipal government of any of their departments. All improvements made by lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of lessor upon installation.

Not later than the last day of the term lessee shall, at lessee's expense, remove all of lessee's personal property and those improvements made by lessee which have not become the property of the lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the in installation or removal of the property and improvements; surrender the premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by lessee or lessee's agents, servants, visitors, servants or licensees, excepted. All property of the lessee remaining on the property after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by lessor, and lessee shall reimburse lessor for the cost of such removal. Lessor may have any such property stored at lessee's risk and expense.

Lessee shall not, without first obtaining the written consent of the lessor, make any alterations, additions or improvements in, to or about the premises.

Lessee shall not do or suffer anything to be done on the premises, which will cause an increase in the rate of fire insurance on the building.

Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.

Lessee shall not store vehicles that are not being utilized in the scope of normal business activities.

Loading of trucks and service vehicles shall be confined to the bays provided in the building and the approaches directly in front of bays, located in the rear of the building.

Reserved parking is prohibited.

Lessee shall not, without first obtaining the written consent of the lessor, abandon the premises, or allow the premises to become vacant or deserted.

Lessee shall not, without obtaining the written consent of the lessor, assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of the premises.

Lessee shall observe and comply with such reasonable rules and regulations as may be established from time to time by lessor.

If the building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by lessor, will equal or exceed 60% of the replacement value of the building, just prior to the occurrence of the damage, then lessor may, no later than the seventh day following the damage, give lessee a notice of election to terminate the lease. In the event of such election this lease shall be deemed to terminate as of the date of the damage or destruction, and lessee shall surrender the premises within a reasonable time thereafter, and any pre- paid rent shall be refunded proportionally.

If the premises or any part of the premises, or any part of the building materially affecting lessee's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date and any rent paid for any period beyond such date shall be repaid to lessee.

This lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and also all renewals, modifications, consolidations, and replacements of the underlying leases and mortgages. Lessee agrees to execute such estoppel letters or other documents required to confirm the same.

Lessor may enter the premises at any reasonable time, upon adequate notice to lessee (except that no notice need be given in case of an emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as lessor deems necessary or desirable.

Lessor shall make all necessary repairs to the premises, except where the repair has been made necessary by misuse or neglect by lessee or lessee's agents, servants, visitors or licensors. Lessor shall repair and maintain the structural elements and equipment, defined as the roof, foundation, exterior walls, glass doors, HVAC system. All other repairs shall be the sole responsibility of the lessee.

Lessor agrees to provide electric, water, and phone service to unit. Lessee shall be responsible to obtain services from providers. Lessee electrical loads for usual office requirements; however, lessee shall not use any electrical equipment which in lessor's reasonable opinion will overload the wiring installations or interfere with the reasonable use of such installations by lessor or other tenants in the building.

Lessee shall not have the right (without Lessor's prior written approval, which consent may be granted in the Lessor's sole and absolute discretion.) at any time during the term to sublet parts or all of the premises. Lessee shall not transfer, assign or mortgage or otherwise encumber this Lease Agreement or the premises occupied.

Any one of the following events shall constitute an event of Default by Lessee:

a. Lessee shall fail to pay any monthly installment of base rent or additional rent as herein provided, and such default shall continue for a period of 15 days after the due date therefore.

b. Lessee shall file or have filed against it or any guarantor of this lease any bankruptcy or other creditors action, or make an assignment for the benefit of its creditors.

c. Lessee shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Lessee and such default shall continue for 15 days after notice from Lessor.

Lessee shall be permitted signage in accordance with CCR's and Mesquite Municipal Code.

The Lessee shall at all times maintain public liability insurance with a minimum $1,000,000 bodily injury liability. Lessee shall provide proof of this coverage to the lessor.

This document represents the entire agreement of the parties and there are no representations not stated herein, and this agreement may only be modified by a writing executed by both parties hereto.

Dated: 8/1/13

[signature]

Lessee:

Its: President

[signature] (Robert Bunker)

Lessor: Kodiak Investment Group, LLC

Its: Owner